UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earlies event reported): January 8, 2020

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of principal executive offices)

86-313-6732526

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	—	N/A

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 8, 2020, the Board of Directors of AiXin Life International, Inc. (the “Company”) elected Chang-Ping Lin as a director. The Company’s Board of Directors has determined that Mr. Lin is an independent director within the meaning of NASDAQ Marketplace Rule 5605(a)(2).

Mr. Lin has more than twenty years of experience in the financial services industry in which he has held numerous management level positions. He currently serves as the Chief Executive Officer of the Taiwan Financial Development Association and operates Bo-Si International Holdings Ltd., a private consulting firm he formed in January 2018. From January 2016 to January 2018 Mr. Lin served as Marketing Director - Taiwan, for Globalink Securities. From January 2012 to January 2015 Mr. Lin was affiliated with KGI Securities, last serving as Deputy Manager, Product Management Development. Mr. Lin received an MS Degree in Public Administration and Policy from Jinan University and a BS from Ling Tung University, Department of Business Administration. Mr. Lin is an Associate Professor instructing Professional Level and Technical Personnel at Feng Chia University. He has also lectured in the Data Science Department at Providence University and the Finance Department of Da Yeh University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AiXin Life International, Inc.

Date: January 13, 2020	By:	/s/ Quanzhong Lin
Quanzhong Lin Chief Executive Officer